                                                           Exhibit (99)
                                                           Unicom Corporation
                                                           Form S-4
                                                           File No. 33-

                             LETTER OF TRANSMITTAL
       To Tender Shares of the Common Stock, $12.50 Par Value Per Share
                                      of
                          COMMONWEALTH EDISON COMPANY
     Pursuant to the Offer by Unicom Corporation to Exchange Shares of its
                        Common Stock Without Par Value


                 The Exchange Agent for the Exchange Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

           By Mail:                         By Hand or Overnight Courier:
Suite 4660 - Tenders and Exchanges                    Suite 4680
        P.O. Box 2565                         14 Wall Street - 8th Floor
Jersey City, New Jersey 07303-2565            New York, New York  10005

                          TELEPHONE:  (201) 324-0137


     THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. DEFINITIONS FOR CERTAIN TERMS USED IN THIS LETTER OF TRANSMITTAL ARE PROVIDED ON THE REVERSE SIDE OF THIS LETTER OF TRANSMITTAL.

     This Letter of Transmittal is to be completed by (i) holders of shares of ComEd Common Stock whose shares are to be forwarded herewith or through the book-entry procedures described under "The Exchange Offer--Procedures for Tendering ComEd Shares" in the Prospectus and (ii) holders of shares of ComEd Convertible Preferred Stock and/or ComEd Warrants who desire to convert such securities into ComEd Common Stock and then tender such shares of ComEd Common Stock pursuant to the Exchange Offer. Any such holder who submits this Letter of Transmittal and tenders such holder's securities in accordance with the instructions contained herein prior to any expiration of the Exchange Offer will thereby have directed Unicom to deliver shares of Unicom Common Stock in exchange for such holder's shares of ComEd Common Stock tendered herewith or receivable upon the conversion of shares of ComEd Convertible Preferred Stock or ComEd Warrants tendered herewith.

        TENDERS PURSUANT TO THIS LETTER OF TRANSMITTAL ARE IRREVOCABLE.

                           DESCRIPTION OF SECURITIES

Description of Securities to Which this Letter of Transmittal Relates/1/
---------------------------------------------------------------------
                                       Aggregate Number of   Number of
Please print name and                  Shares or Warrants    Shares of ComEd
address of registered   Certificate    Represented by Such   Common Stock
holder                  Number(s)/2/   Certificate(s)        Tendered/3/
---------------------   ---------      -------------------   ---------------




                                                             ---------------

                                       Total Shares Tendered
                                                             ---------------
------------------
1 If the space provided is inadequate, the Certificate Numbers and numbers of shares or Warrants should be listed on a separate signed schedule affixed hereto.

2    Need not be completed by holders tendering by book-entry transfer.

3 Unless otherwise indicated, the Holder will be deemed to have tendered (i) all of the shares of ComEd Common Stock represented by tendered certificates for ComEd Common Stock and (ii) all of the shares of ComEd Common Stock issuable upon the conversion of shares of ComEd Convertible Preferred Stock and/or ComEd Warrants represented by tendered certificates for such securities, with cash in lieu of any fractional shares otherwise issuable.

[_] CHECK HERE IF CERTIFICATES FOR ComED CONVERTIBLE PREFERRED STOCK AND/OR ComED WARRANTS ARE LISTED ABOVE: The undersigned irrevocably directs the Exchange Agent to tender the shares of ComEd Common Stock issuable upon the conversion of the above-described shares of ComEd Convertible Preferred Stock or ComEd Warrants in the Exchange Offer pursuant to this Letter of Transmittal. YOU MUST COMPLETE THE NOTICE OF CONVERSION ON YOUR SHARES OF ComED CONVERTIBLE PREFERRED STOCK AND/OR ComED WARRANTS. See Instruction 4.

[_] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution
                                   --------------------------------------------

     Account Number at The Depository Trust Company
                                                    ---------------------------

     Transaction Code Number
                             --------------------------------------------------



                   NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned, or the person on whose behalf this Letter of Transmittal is signed (in either case, the "Holder"), hereby tenders to Unicom Corporation the above-described shares of ComEd Common Stock, or the shares of ComEd Common Stock issuable upon the conversion of the above-described shares of ComEd Convertible Preferred Stock and/or ComEd Warrants, pursuant to the offer by Unicom to exchange shares of Unicom Common Stock for such shares of ComEd Common Stock upon the terms and subject to the conditions set forth in the Prospectus dated ________, 1996 of Unicom, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with said Prospectus, constitute the "Exchange Offer").

     Accordingly, subject to and effective upon acceptance for exchange of the Tendered Shares in accordance with the terms and conditions of the Exchange Offer, the Holder hereby exchanges, assigns and transfers to or upon the order of Unicom all right, title and interest in and to all of the Tendered Shares and hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the Holder with respect to such Tendered Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for the Tendered Shares or transfer ownership of such Tendered Shares on the account books maintained by The Depository Trust Company, together, in any such case, with all accompanying evidences of transfer and authority, to Unicom upon the receipt by the Exchange Agent, as the Holder's agent, of the consideration therefor pursuant to the Exchange Offer, (ii) present such Tendered Shares for registration and transfer on the books of ComEd into the name of Unicom and
(iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Tendered Shares, all in accordance with the terms of the Exchange Offer.

     The Holder hereby represents and warrants that (i) the Holder has full right, power and authority to tender, exchange, assign and transfer the Tendered Shares and to acquire the shares of Unicom Common Stock issuable upon the exchange of the Tendered Shares, (ii) upon the exchange of an equal number of shares of Unicom Common Stock for the Tendered Shares, Unicom will acquire good and unencumbered title to such Tendered Shares, free and clear of all liens, restrictions, charges and encumbrances and (iii) the Tendered Shares will not be subject to any adverse claims when the same are accepted by Unicom. The Holder will, upon request, execute and deliver any additional documents deemed by Unicom or the Exchange Agent to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Shares or to transfer ownership of such Tendered Shares.

     All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Holder and every obligation of the Holder hereunder shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the Holder. THIS TENDER IS IRREVOCABLE.

     The Holder understands that tenders of Tendered Shares pursuant to any one of the procedures described in "The Exchange Offer--Procedures for Tendering ComEd Shares" in the Prospectus and in the instructions hereto will constitute agreements between the tendering Holder and Unicom upon the terms and subject to the conditions of the Exchange Offer. The Holder recognizes that, under certain circumstances set forth in the Prospectus, Unicom may not be required to accept any of the Tendered Shares tendered for exchange hereby. Unless otherwise indicated in the box entitled "SPECIAL EXCHANGE INSTRUCTIONS," the Holder hereby directs that the certificates for Unicom Common Stock, and any certificates for any shares of ComEd Common Stock not exchanged, be issued in the name of the Holder (and, in the case of shares tendered by book-entry transfer, by credit to the account at The Depository Trust Company). Similarly, unless otherwise indicated in the box entitled "SPECIAL DELIVERY INSTRUCTIONS," the Holder hereby directs that the certificates for the shares of Unicom Common Stock, and any certificates for any shares of ComEd Common Stock not exchanged, be mailed to the person at the address shown in the box entitled "DESCRIPTION OF SECURITIES." The Holder recognizes that Unicom has no obligation pursuant to the "SPECIAL EXCHANGE INSTRUCTIONS" to transfer any Tendered Shares from the name(s) of the registered holder(s) thereof if Unicom does not accept for exchange any of the shares so tendered.

===============================================================================
                               HOLDER SIGN HERE
   (Note: Signature(s) must be guaranteed if required by Instruction 5 or 6)

                  .
                      -----------------------------------

                      -----------------------------------
                          (Signature(s) of Holder(s))

Dated: _________, 199___

               YOU MUST COMPLETE THE SUBSTITUTE FORM W-9 BELOW.

(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Tendered Shares or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by an attorney, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)


                                   Authorized Signature
                                                        -----------------------
SIGNATURE(S) GUARANTEED            Name and Title
IF REQUIRED                                       -----------------------------
(SEE INSTRUCTIONS 5 AND 6)         Name of Firm
                                                -------------------------------

                                   Address
                                           ------------------------------------

                                   Area Code and Telephone Number
                                                                  -------------

                                   Date
                                        ---------------------------------------
===============================================================================
    SPECIAL EXCHANGE INSTRUCTIONS              SPECIAL DELIVERY INSTRUCTIONS
   (See Instructions 3, 5, 6 and 7)           (See Instructions 3, 5, 6 and 7)

To be completed ONLY if certificates       To be completed ONLY if certificates
for Unicom Common Stock or certificates    for Unicom Common Stock or
for ComEd Common Stock not exchanged       certificates for ComEd Common Stock
are to be issued in the name of            not exchanged are to be sent to
someone other than the Holder.             someone other than the Holder or to
                                           the Holder at an  address other
                                           than that shown above.

Issue [_] certificate(s) for Unicom        Mail [_] certificate(s) for Unicom
          Common Stock to:                           Common Stock to:
      [_] certificate(s) for ComEd              [_] certificate(s) for ComEd
          Common Stock to:                          Common Stock to:


---------------------------------------    -----------------------------------
         (Name--Please Print)                       (Name--Please Print)

---------------------------------------    -----------------------------------
            (Address)                               (Address)

---------------------------------------    -----------------------------------
         (Include Zip Code)                         (Include Zip Code)

---------------------------------------
       (Tax Identification or
       Social Security Number)

                                 INSTRUCTIONS
        FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

          Please read these instructions carefully before completing the Letter of Transmittal.

     1. Definitions. In these instructions and the Letter of Transmittal, it has been necessary to use certain short-hand references or defined terms to refer to certain matters. These terms are defined below:

     "ComEd" means Commonwealth Edison Company.

     "ComEd Common Stock" means Common Stock, $12.50 par value per share of ComEd.

     "ComEd Convertible Preferred Stock" means the $1.425 Convertible Preferred Stock without par value of ComEd.

     "ComEd Warrants" means the outstanding warrants to purchase ComEd Common Stock issued by ComEd.

     "Exchange Agent" means First Chicago Trust Company of New York.

     "Exchange Offer" means Unicom's offer to exchange one share of Unicom Common Stock for each share of ComEd Common Stock tendered, as such offer is described in Unicom's Prospectus dated ________, 1996.

     "Tendered Shares" means the shares of ComEd Common Stock represented by tendered certificates for such stock, and shares of ComEd Common Stock issuable upon the conversion of shares of ComEd Convertible Preferred Stock and/or ComEd Warrants represented by tendered certificates for such securities, which, in any case, are being tendered by this Letter of Transmittal for exchange pursuant to the Exchange Offer.

     "Unicom" means Unicom Corporation.

     "Unicom Common Stock" means Common Stock without par value of Unicom.

     2. Delivery of Letter of Transmittal and Certificates. This Letter of Transmittal is to be completed by holders of ComEd Common Stock, or holders of ComEd Convertible Preferred Stock and/or ComEd Warrants who wish to convert such securities into ComEd Common Stock and tender the ComEd Common Stock so received (see Instruction 4), either if (i) certificates are to be forwarded herewith or
(ii) tenders are to be made pursuant to the procedure for tender by book-entry transfer set forth under "The Exchange Offer--Procedures for Tendering ComEd Shares" in the Prospectus. Certificates for securities, or timely confirmation (a "Book-Entry Confirmation") of a book-entry transfer of such securities into the Exchange Agent's account at The Depository Trust Company, as well as this Letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (see Instructions 5 and 6), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to the expiration of the Exchange Offer

     The method of delivery of this Letter of Transmittal, the certificates for securities transmitted hereby and all other required documents, including delivery through The Depository Trust Company, is at the election and risk of the tendering holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If certificates are sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     No alternative, conditional or contingent tenders will be accepted. Tenders of Tendered Shares pursuant to the Exchange Offer are irrevocable. Tenders will be accepted and processed promptly following the receipt by the Exchange Agent of a properly completed and executed Letter of Transmittal, together with required attachments. All tendering holders, by execution of the Letter of Transmittal, waive any rights to receive any notice of the acceptance of their tender.

     3. Partial Tenders. If a holder desires to tender less than all of the shares of ComEd Common Stock evidenced by a submitted certificate (or less than all of the shares of ComEd Common Stock issuable upon the conversion of submitted certificates for ComEd Convertible Preferred Stock or ComEd Warrants), then the tendering holder should fill in the number of shares tendered in the column entitled "Number of Shares of ComEd Common Stock Tendered" under the heading "DESCRIPTION OF SECURITIES." A newly issued certificate for the number of shares of ComEd Common Stock submitted but not tendered, or received on conversion but not tendered, will be sent to such holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable. Unless so indicated, all shares of ComEd Common Stock delivered to the Exchange Agent, or issuable upon the conversion of shares of ComEd Convertible Preferred Stock and/or ComEd Warrants delivered to the Exchange Agent, will be deemed to have been tendered.

     4.  ComEd Convertible Preferred Stock; ComEd Warrants.  Holders of
ComEd Convertible Preferred Stock and ComEd Warrants who desire to convert such securities into ComEd Common Stock in order to participate in the Exchange Offer may forward such securities to the Exchange Agent and direct that the shares of ComEd Common Stock issuable in connection with such conversion be tendered. In such cases, such holders should forward the certificates evidencing the ComEd Convertible Preferred Stock or ComEd Warrants, with the conversion election on the reverse side of such certificates properly completed and executed, along with the Letter of Transmittal. Such holders should list the ComEd Convertible Preferred Stock or ComEd Warrant certificate number(s) under "DESCRIPTION OF SECURITIES" and the check the box below such listing directing the Exchange Agent to tender the shares of ComEd Common Stock issuable upon conversion pursuant to the Exchange Offer. The remainder of the Letter of Transmittal should be completed in accordance with these instructions as if the conversion has taken place and certificates for ComEd Common Stock (registered in the same name(s) as the certificates for ComEd Convertible Preferred Stock or ComEd Warrants) are being tendered.

     5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) transmitted hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     If the certificates transmitted hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If any certificates for securities to be transmitted are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal is signed by the registered holder(s) of the certificates listed and transmitted hereby, no endorsement of certificates or separate instruments of transfer are required except that, holders of certificates for ComEd Convertible Preferred Stock and ComEd Warrants must complete and sign the conversion election on such certificates. If, however, any certificates for shares of Unicom Common Stock issued in the exchange or any certificates for shares of ComEd Common Stock not exchanged, are to be issued or delivered to a person other than the registered holder, then endorsement of certificates transmitted hereby or separate instruments of transfer are required. Signatures on any such certificate(s) or transfer instruments must be guaranteed as described in Instruction 6. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by an appropriate instrument of transfer, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s). Signatures on such certificate(s) or transfer instruments must be guaranteed as described in Instruction 6.

     If this Letter of Transmittal or any certificate(s) or transfer instruments are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Unicom of the authority of such person so to act must be submitted. Signatures on any such certificate(s) or transfer instruments must be guaranteed as described in Instruction 6.

     6. Guarantee of Signatures. Signatures on Letters of Transmittal need not be guaranteed, except where shares of ComEd Common Stock are tendered for exchange by a registered holder thereof who has completed either the box entitled "SPECIAL EXCHANGE INSTRUCTIONS" or the box entitled "SPECIAL DELIVERY INSTRUCTIONS" on the Letter of Transmittal, or as described in the last two paragraphs of Instruction 5. In such cases, the signature(s) must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program.

     7. Transfer Taxes. In order to preserve the tax free nature of the Exchange Offer for federal income tax purposes, Unicom will not pay any transfer taxes applicable to the exchange of shares of ComEd Common Stock tendered and accepted pursuant to the Exchange Offer. If any such transfer taxes are determined to be due in connection with a particular exchange, the amount of such transfer taxes must be paid to Unicom or the Exchange Agent (or it must be established to the satisfaction of Unicom that such taxes have been paid or need not be paid) before the shares of Unicom Common Stock will be issued.

     8. Questions as to Validity, Form, Eligibility, Etc.; Waiver of Conditions. All questions as to the validity, form, eligibility (including time of receipt) and acceptability of shares of ComEd Common Stock tendered hereby will be determined by Unicom, in its sole discretion, and such determination will be final and binding. Unicom reserves the absolute right to reject any and all tenders (i) determined by it not to be in proper form or otherwise valid or
(ii) the acceptance of which would, in the opinion of Unicom's counsel, be unlawful. Unicom's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and these instructions) will also be final and binding. Unicom reserves the absolute right to waive any defect or irregularity in the tender of shares. Unicom and the Exchange Agent are not under any duty to give notification of any irregularities or defects and shall not incur any liability for failure to give any such notification. Tenders will not be deemed to have been made until such irregularities or defects have been waived by, or cured to the satisfaction of, Unicom. Any tender (including the Letter of Transmittal and certificates for securities transmitted thereby) that is not properly completed and executed, and as to which irregularities or defects are not cured or waived, will be returned by the Exchange Agent to the tendering holder promptly.

     Subject to the limitations set forth in the Prospectus, the conditions of the Exchange Offer may be waived by Unicom, in whole or in part, at any time or from time to time, in Unicom's sole discretion in the case of any shares of ComEd Common Stock tendered hereby.

     9. Mutilated, Lost, Destroyed or Stolen Certificates. If any certificate that a holder desires to transmit pursuant to the Exchange Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify the Exchange Agent of such fact in writing or call (201) 324-0137. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing mutilated, lost, destroyed or stolen certificate(s) have been followed.

     10. Requests for Additional Copies. Questions and requests for additional copies of the Prospectus and the Letter of Transmittal should be directed to the Exchange Agent or to Unicom at the applicable address and telephone number set forth in the Prospectus under the caption "The Exchange Offer--Assistance."

     11. Substitute Form W-9. Under the federal income tax laws, Unicom may be required to withhold 31% of the amount of any payments made to certain holders with respect to the shares of Unicom Common Stock. In order to avoid such backup withholding, each tendering holder, and, if applicable, each other payee, must provide such holder's or payee's correct taxpayer identification number and certify that such holder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth below. In general, if a holder or payee is an individual, the taxpayer identification number is the Social Security number of such individual. If Unicom is not provided with the correct taxpayer identification numbers, the holder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain holders or payees (including, among others, all corporations and certain foreign individual(s)) are not subject to these backup withholding and reporting requirements. In order to satisfy Unicom that a foreign individual qualifies as an exempt recipient, such holder or payee must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Tendered Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

                              SUBSTITUTE FORM W-9
         REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION
            PAYER'S NAME:  FIRST CHICAGO TRUST COMPANY OF NEW YORK

-------------------------------------------------------------------------------
PAYEE INFORMATION
(Please print or type)
Individual or business name (if joint account, list first and circle the name of person or entity whose number you furnish in Part I below):

-------------------------------------------------------------------------------
Check appropriate box:  [_] Individual/Sole proprietor    [_] Corporation
                        [_] Partnership         [_] Other
                                                          ----------------
-------------------------------------------------------------------------------
Address (number, street, and apt. or suite no.):
                                                -------------------------------

-------------------------------------------------------------------------------
City, state, and ZIP code:
                           ----------------------------------------------------
-------------------------------------------------------------------------------
PART I TAXPAYER IDENTIFICATION NUMBER  ("TIN")
Enter your TIN below. For individuals, this is your social security number. For other entities, it is your employer identification number. Refer to the chart on page 1 of the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines") for further clarification. If you do not have a TIN, see instructions on how to obtain a TIN on page 2 of the Guidelines, check the appropriate box below indicating that you have applied for a TIN and, in addition to the Part III Certification, sign the attached Certification of Awaiting Taxpayer Identification Number.

Social Security Number:          Employer Identification Number:    Applied For
[_][_][_]-[_][_]-[_][_][_][_]     [_][_]-[_][_][_][_][_][_][_]          [_]
-------------------------------------------------------------------------------
PART II PAYEES EXEMPT FROM BACKUP WITHHOLDING
Check box (See page 2 of the Guidelines for further clarification. Even if you are exempt from backup withholding, you should still complete and sign the certification below):

                                  [_] EXEMPT
-------------------------------------------------------------------------------
PART III CERTIFICATION
Certification Instructions: You must cross out Item 2 below if you have been notified by the Internal Revenue Service (the "IRS") that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return (See page 2 of the Guidelines for further clarification).

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because : (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

     Signature                                          Date
               --------------------------------------        ------------------
-------------------------------------------------------------------------------
     NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENT MADE TO YOU WITH RESPECT TO THE UNICOM COMMON STOCK. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

     YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU CHECKED THE BOX "APPLIED FOR" IN PART I OF SUBSTITUTE FORM W-9

-------------------------------------------------------------------------------
           CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify, under penalties of perjury, that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that I must provide a TIN to the payer within 60 days of submitting this Substitute Form W-9 and that if I do not provide a TIN to the payer within 60 days, the payer is required to withhold 31% of all reportable payments thereafter to me until I furnish the payer with a TIN.

     Signature                                          Date
               --------------------------------------        ------------------
-------------------------------------------------------------------------------